Exhibit 21.1
Subsidiaries of Registrant

Subsidiary	State of Incorporation/Organization	Country	Assumed Name
500 Expressway Drive South LLC	Delaware	USA
Access Diabetic Supply, L.L.C.	Florida	USA	AOM Healthcare Solutions
Access Respiratory Supply Inc	Florida	USA
AVID Medical, Inc.	Delaware	USA
Barista Acquisition I, LLC	Virginia	USA
Barista Acquisition II, LLC	Virginia	USA
Byram Healthcare Centers, Inc.	New Jersey	USA
Byram Holdings I, Inc.	New Jersey	USA
Clinical Care Services, L.L.C.	Utah	USA
Diabetes Specialty Center, L.L.C.	Utah	USA
Fusion 5 Inc.	Delaware	USA
Halyard North Carolina, LLC	North Carolina	USA
Key Diabetes Supply Co.	Michigan	USA	AOM Healthcare Solutions
MAI Acquisition Corp.	Delaware	USA
Medegen Newco, LLC	Delaware	USA
Medical Action Industries Inc.	Delaware	USA
Medical Supply Group, Inc.	Virginia	USA
O&M Byram Holdings, GP	Delaware	USA
O&M Funding LLC	Delaware	USA
O&M Halyard, Inc.	Virginia	USA
O&M Worldwide, LLC	Virginia	USA
OMSolutions International, Inc.	Virginia	USA
Owens & Minor Canada, Inc.	Virginia	USA
Owens & Minor Distribution, Inc.	Virginia	USA	OM Healthcare Logistics
Owens & Minor Global Resources, LLC	Virginia	USA
Owens & Minor Healthcare Supply, Inc.	Virginia	USA
Owens & Minor International Logistics, Inc.	Virginia	USA
Owens & Minor Medical, Inc.	Virginia	USA
Owens & Minor, Inc.	Virginia	USA
Owens & Minor, Inc. Executive Deferred Compensation Trust	Virginia	USA
Arabian Medical Products Manufacturing Company (19%)	N/A	Saudi Arabia
ArcRoyal Holdings Unlimited Company	N/A	Ireland
ArcRoyal Unlimited Company	N/A	Ireland
Halyard Malaysia SND BHD	N/A	Malaysia
La Ada de Acuna, S. de R.L. de C.V.	N/A	Mexico
MIRA Medsource (Malaysia) SDN. BHD.	N/A	Malaysia
Mira MEDsource (Shanghai) Co., LTD	N/A	Shanghai
Mira MEDsource Holding Company Limited	N/A	Hong Kong
Nalvest Limited	N/A	Jersey
O and M Halyard South Africa Pty Ltd	N/A	South Africa
O&M Brasil Consultoria Ltda	N/A	Brazil

O&M Halyard Australia PTY LTD	N/A	Australia
O&M Halyard Belgium	N/A	Belgium
O&M Halyard Canada Inc.	N/A	Canada
O&M Halyard France	N/A	France
O&M Halyard Germany GmbH	N/A	Germany
O&M Halyard Health India Private Limited	N/A	India
O&M Halyard Honduras S.A. de C.V.	N/A	Honduras
O&M Halyard International Unlimited Company	N/A	Ireland
O&M Halyard Ireland Limited	N/A	Ireland
O&M Halyard Japan GK	N/A	Japan
O&M Halyard Mexico, S. de R.L. de C.V.	N/A	Mexico
O&M Halyard Netherlands B.V.	N/A	Netherlands
O&M Halyard Singapore PTE Ltd	N/A	Singapore
O&M Halyard UK Limited	N/A	United Kingdom
O&M Healthcare Italia S.R.L.	N/A	Italy
O&M International Healthcare C.V.	N/A	Netherlands
Owens & Minor Global Services Unlimited Company	N/A	Ireland
Owens & Minor International Unlimited Company	N/A	Ireland
Owens & Minor Ireland Unlimited Company	N/A	Ireland
Owens & Minor Jersey Holdings Limited	N/A	Jersey
Owens & Minor Jersey Unlimited	N/A	Jersey
Safeskin Medical & Scientific (Thailand) Ltd.	N/A	Thailand